UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AirSculpt Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	87-1471855
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

400 Alton Road, Unit TH-103M
Miami Beach, FL	33139
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.001 per share	The Nasdaq Global Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-260067.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant's Securities to be Registered.

A description of the securities to be registered hereunder is contained in the section entitled “Description of Capital Stock” in the Prospectus included in AirSculpt Technologies, Inc.’s (the “Registrant’s”) Registration Statement on Form S-1 (Registration No. 333-260067) confidentially submitted to the Securities and Exchange Commission (the “Commission”) on July 6, 2021 and publicly filed with the Commission on October 5, 2021, as thereafter amended and supplemented from time to time, under the Securities Act of 1933, as amended (the “Registration Statement”), which information is incorporated herein by reference. The description of the securities included in any form of prospectus or prospectus supplement to the Registration Statement that is filed subsequently to the Registration Statement is hereby also incorporated by reference herein.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Global Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 27, 2021	AIRSCULPT TECHNOLOGIES, INC.

	By:	/s/ Dennis Dean
	Name:	Dennis Dean
	Title:	Chief Financial Officer